                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         JUNE 27, 2002                                                                0-21537
------------------------------------------------------------           ------------------------------------
Date of Report (Date of earliest event reported)                              Commission File Number


                            PACIFIC BIOMETRICS, INC.

             (Exact Name of Registrant as Specified in its Charter)


                           DELAWARE                                                     93-1211114
--------------------------------------------------------------------         ---------------------------------------
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification Number)


            23120 ALICIA PARKWAY, SUITE 200, MISSION VIEJO, CA    92692
            ---------------------------------------------------------------
               (Address of Principal Executive Offices)         (Zip Code)


                                 (949) 455-9724
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

On June 27, 2002, Pacific Biometrics, Inc., a Delaware corporation ("PBI" or "Registrant"), and its wholly-owned subsidiary, Pacific Biometrics, Inc., a Washington corporation ("PBI-WA"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Saigene Corporation, a Delaware corporation ("Saigene"), providing for the purchase by PBI-WA of certain assets of Saigene. A copy of the Asset Purchase Agreement is filed as Exhibit 1 to this Current Report on Form 8-K. Pursuant to the Asset Purchase Agreement, as consideration for the purchased assets, PBI will issue to Saigene approximately 19,550,000 shares and to certain of Saigene's designees an additional 1,450,000 shares of PBI's Common Stock, par value $.01 per share (the "Common Stock"), PBI-WA will assume certain liabilities of Saigene associated with the purchased assets in the approximate amount of $650,000, and PBI-WA will pay $223,697 through the issuance of a Promissory Note in favor of Saigene and guaranteed by PBI. In addition, PBI-WA and Saigene will execute an Option Agreement whereby Saigene will grant an option to PBI-WA to purchase certain additional assets of Saigene in exchange for, at PBI's election, either cash or the issuance by PBI of an additional 5,147,118 shares of Common Stock and the assumption of additional liabilities associated with such transferred assets. Upon consummation of the transactions contemplated in the Asset Purchase Agreement, Saigene will own approximately 75% of the Common Stock of PBI.

The Asset Purchase Agreement also requires that upon consummation of the asset purchase transaction, the Board of PBI be fixed at five members consisting of Paul G. Kanan, Ronald R. Helm, Michael L. Hartzmark, Tim A. Wudi and Richard W. Palfreyman. Certain of these director nominees are also directors and/or stockholders of Saigene and as such will have the ability to control the election of the directors of PBI and otherwise control the affairs of PBI subsequent to consummation of the purchase transaction.

There are additional conditions to closing of the transactions contemplated by the Asset Purchase Agreement, including, among others, that (1) PBI obtain a valuation opinion with respect to the purchased assets; (2) the parties execute an amendment to the Management Agreement dated September 15, 1999 (the "Management Agreement") and terminate the Purchase Agreement dated June 22, 2000, relating to the laboratory operations of PBI-WA; (3) PBI file with the Securities and Exchange Commission and mail to stockholders an Information Statement on Schedule 14f-1 (which was filed and mailed on July 3, 2002); (4) PBI obtain the consent of the holders of its Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), to amend the Certificate of Designation with respect to the rights and preferences of the Preferred Stock and to convert all accrued dividends thereon into an aggregate of 450,000 shares of Common Stock; (5) PBI enter into certain consulting arrangements with certain of its current management (see Item 5 of this Report);
(6) PBI convert certain deferred compensation and notes payable to approximately 847,000 shares of Common Stock or options to purchase approximately 847,000 shares of Common Stock; and (7) approval of the stockholders and certain debtholders of Saigene. Reference is made to the Information Statement on
Schedule 14f-1 filed by PBI and sent to stockholders for more detailed information with respect to director nominees as required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, which information is incorporated herein by reference.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Asset Purchase Agreement described in Item 1 above, PBI, through PBI-WA, will acquire certain technology, intellectual property and equipment in connection with certain DNA amplification and cell viability and related technologies and processes. The DNA technology platform being acquired from Saigene, called LIDA (Logarithmic Isothermal DNA Amplification) is a novel chemistry designed to rapidly replicate DNA. LIDA achieves this replication in a matter of minutes without the need for expensive lab equipment and procedural steps as required with certain other amplification systems. A high percentage of all gene-based commercial and research assays require DNA amplification. Accordingly, the potential market for products developed using this technology or licenses relating to this technology may be quite vast. Cell Viability is a broad based and novel chemistry platform that may be the first molecular method of its kind to rapidly distinguish a live cell from a dead cell. Applications for this technology include antibiotic susceptibility testing, sterility testing and environmental monitoring in the water and beverage industries. PBI believes that the consummation of the asset purchase transaction will provide PBI's stockholders with potential future value to the extent the technologies acquired can be successfully developed and exploited. However, there can be no assurance that this will be the case or that any proposed products will be approved by the Food and Drug Administration or other government agencies, as applicable, or will not be the subject of litigation or other claims from competitors or others with respect to such products or the patents and methodologies upon which they are based. In addition to the technology assets described above, PBI-WA will receive certain equipment related to such assets and an amount of cash, to be determined at closing, ranging from $200,000 to $500,000. PBI has been informed by Saigene that such cash and currently available cash of PBI will be insufficient to complete either the development or the commercialization of any products using the acquired technologies. Accordingly, PBI will require additional financing in connection with such development and commercialization efforts. PBI has been informed by Saigene that such efforts to complete the validation of the technologies and develop target applications, together with funds needed to support the continued growth of laboratory operations, are likely to require a near term capital infusion in excess of $5,000,000. Moreover, it is likely that an additional $15,000,000 over the next two years will be required to achieve full regulatory approval and commercialization of both the Saigene technologies acquired under the Asset Purchase Agreement and the technologies to be acquired under the Option, of which there can be no assurance that PBI will be able to obtain on favorable terms or at all. The preceding four sentences are considered forward-looking statements that involve risks and uncertainties that may cause actual results to differ significantly from those discussed herein. Accordingly, in addition to the risks set forth below, see "Risk Factors" contained in PBI's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended June 30, 2001 for additional risks related to the biotechnology industry and to PBI.


OUR FUTURE PROFITABILITY IS UNCERTAIN AND WE HAVE A HISTORY OF LOSSES AND ACCUMULATED DEFICIT THAT MAY CONTINUE IN THE FUTURE.

Our revenue to date has not been substantial or stable, and any increase in revenue will be initially dependent upon our laboratory operations and our ability to successfully develop and market products using the technologies acquired from Saigene. It is likely that our operating expenses will increase substantially as development efforts increase without a corresponding increase in revenue. Accordingly, we cannot assure you that we will ever be able to successfully develop or commercialize any products using the technologies acquired from Saigene or that we will ever achieve sustained profitable operations.


WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE FOR OPERATIONS AND PRODUCT DEVELOPMENT.

We will need to expend additional funds in order to continue product development efforts with respect to the technologies acquired by Saigene. Our capital requirements will depend on numerous factors, including:

     o the progress and strategic direction of our product development and marketing programs;

     o our ability to enter into strategic arrangements or other marketing arrangements which result in the commercialization of our products;

     o    our need to purchase or lease additional capital equipment;

     o the costs associated with obtaining FDA and regulatory approval of our products; and

     o the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

In recent years, our principal source of funds has been from operation of our research laboratory. Although we expect to continue to generate revenue from such operations, we do not anticipate net income from such revenues to be sufficient to fund our future product development efforts or general operational overhead. Further, if our current and projected needs change due to unanticipated events or otherwise, we may be required to obtain additional capital and there can be no assurance that additional financing will be available or that the terms of any financing will be acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our product development programs, including, but not limited to, the further development of our products using the technologies acquired from Saigene, or we may be forced to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to our technologies or products that we would not otherwise relinquish.

Additionally, as set forth in our financial statements, our ability to continue as a going concern is dependent upon our ability to obtain additional debt or equity financing and our ability to generate net income sufficient to successfully implement our business plan, of which we can provide no assurance.

BECAUSE POTENTIAL CUSTOMERS MAY NOT ACCEPT OUR PRODUCTS WE MAY NEVER ACHIEVE ENOUGH SALES TO MAKE OUR BUSINESS PROFITABLE.

The commercial success of our future products will be dependent on their acceptance by potential customers. Our products will be based on technology that has not been completely proven and is subject to the risks of failure inherent in products based on new technologies. A significant portion of our resources will be used for research and development and marketing relating to our proposed products and services. There can be no assurance that we can or will develop marketable products. The failure of our products to achieve market acceptance would have a material adverse effect on us.

THE BIOTECHNOLOGY INDUSTRY IS SUBJECT TO RAPID CHANGES IN TECHNOLOGY.

The biotechnology industry is subject to rapid changes in technology, which can make our proposed products obsolete. Advances in technology create markets for new products and can change or reduce the market for existing products. There can be no assurance that future technological developments will not result in technologies that render our products obsolete. In order for us to obtain market acceptance of our proposed products, we must be able to convince our potential customers and strategic partners that we have the technological capabilities to meet the technological demands of the marketplace in a cost-effective manner.

WE MAY HAVE DIFFICULTY PROTECTING PATENTS AND OTHER PROPRIETARY RIGHTS TO OUR TECHNOLOGY AND INTELLECTUAL PROPERTY CLAIMS AGAINST US CAN BE COSTLY AND MAY RESULT IN LOSS OF SIGNIFICANT RIGHTS.

We believe that patent and other protection of intellectual property rights is crucial to our business and that our future will depend in part on our ability to develop proprietary and/or patented products, maintain trade secret protection and operate without infringing the proprietary rights of others. Our products will be based on patents and other proprietary technology acquired by Saigene. Certain patents have been issued and others are pending with respect to such technology. However, no assurance can be given that the patents will be upheld if challenged or that pending patent applications will be granted. Any challenge to the validity of such patent rights, regardless of whether we ultimately prevail, could be expensive and could require us to use a significant portion of our resources for litigation, without any assurance of success.

We cannot assure you that third parties will not challenge the validity and enforceability of the patent applications or any patents owned or issued to us in the future, or that the challenges will not be successful. We cannot assure you that patent infringement claims will not be asserted and found to have merit, that we will not be enjoined from using the acquired technologies and products derived therefrom, or that we would not be forced to obtain a license and pay future royalty fees as well as past damages to the party claiming infringement.

We will generally rely on a combination of trade secret, copyright, trademark and patent law to protect our proprietary rights in the intellectual property developed by us or licensed to us. We cannot assure that unauthorized third parties will not be able to duplicate our technologies or that we will have the resources to prevent any infringement of our intellectual property.

COMPETITION AND TECHNOLOGICAL CHANGE.

There are many companies, both public and private, including well-known pharmaceutical companies, chemical companies and specialized biotechnology companies, engaged in developing medical and other diagnostic products for certain of the applications being pursued by us. Many of these companies have substantially greater capital, research and development, manufacturing, marketing and human resources and experience and represent substantial long-term competition for us. Such companies may develop products more quickly or products that are more effective and less costly than any that may be developed by us. The industry in which we propose to compete is characterized by extensive research efforts and rapid technological progress. New developments are expected to continue and there can be no assurance that discoveries by others will not render our products or potential products noncompetitive. Competition may increase further as a result of advances that may be made in the commercial applicability of technologies and greater availability of capital for investment in these fields. Currently, we are unable to compete effectively due to our financial condition.

RISK OF BANKRUPTCY.

Upon completion of the transaction with Saigene, we will still have various debts and claims that need to be settled. These include amounts owed to various consultants, vendors and suppliers not related to the Seattle laboratory operation of approximately $650,000; amounts owed related to the laboratory of approximately $1,100,000; obligations assumed in connection with the Saigene transaction of approximately $900,000; and a potential liability, disputed by us, of approximately $2,200,000 related to the OsteoPatch(TM) technology. We will attempt to settle these debts with cash, stock, and other assets if possible. There can be no assurance that we will be successful in these negotiations and may have to seek protection from creditors under the bankruptcy laws. As a consequence, it is unlikely that investors will receive any return on their investment in PBI.

ITEM 5.  OTHER EVENTS.

In connection with the Asset Purchase Agreement, subject to the consent of the holders of the Preferred Stock, the Board of Directors of PBI will file an amendment to its Certificate of Designation with respect to the rights and preferences of the Preferred Stock. The amendment, will, among other things, reduce the dividend on the Preferred Stock to zero, convert all accrued dividends into an aggregate of 450,000 shares of Common Stock, modify certain mandatory conversion rights and eliminate the right of the holders of the Preferred Stock to designate a director to PBI's Board.

Upon the closing of the asset purchase transaction, Terry M. Giles, a director of PBI, will be engaged as a consultant for a period of 60-months and receive payment of $10,000 per month. The first year payments shall be accrued and amortized over the following four years (i.e., $2,500 per month over 48 months). The consulting arrangement may terminate early (but all accrued fees shall still be payable) upon conversion of the Preferred Stock to Common Stock.

Also upon closing of the asset purchase transaction, Paul G. Kanan, a director of PBI, will be engaged as a consultant for a period of 12-months and receive payment of $3,000 per month. This consulting arrangement may be extended on a month-to-month basis for up to 12 additional months or until such time as Mr. Kanan's Common Stock is registered (whichever comes first). In addition, should Mr. Kanan meet certain performance targets (to be negotiated), the consulting arrangement may be extended for an additional 12 months.

Further, upon the closing of the asset purchase transaction, the Management Agreement relating to the operation of the laboratory by Saigene will be amended to provide for monthly payments by PBI to Saigene equal to $90,000. This arrangement may be terminated by either PBI or Saigene upon 30 days prior written notice.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

     (a)  Not applicable

     (b)  Not applicable

     (c)  The following exhibits are filed herewith:

          Exhibit 1: Asset Purchase Agreement dated as of June 27, 2002, by and among Saigene, PBI and PBI-WA.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PACIFIC BIOMETRICS, INC.

Dated: July 3, 2002                       By:  /s/ Paul G. Kanan
                                               ------------------------------
                                               Paul G. Kanan
                                               President